                                                                   EXHIBIT 10.17


                          AMERICAN STATES WATER COMPANY
                              ANNUAL INCENTIVE PLAN







                            AS AMENDED APRIL 29, 2002

                          AMERICAN STATES WATER COMPANY
                              ANNUAL INCENTIVE PLAN
                                TABLE OF CONTENTS

ARTICLE I         THE PLAN.................................................................I-1
         1.1      Purpose..................................................................I-1
         1.2      Definitions..............................................................I-1
         1.3      Administration and Authorization; Power and Procedure....................I-3
         1.4      Payment/Grant of Awards..................................................I-4
         1.5      Non-Transferability......................................................I-4
         1.6      Beneficiary Designation..................................................I-4

ARTICLE II        AWARDS..................................................................II-1
         2.1      Award Determination.....................................................II-1
         2.2      Vesting.................................................................II-2
         2.3      Award Payment...........................................................II-2
         2.4      Acceleration of Awards upon Change in Control...........................II-2

ARTICLE III       OTHER PROVISIONS.......................................................III-1
         3.1      Rights of Eligible Employees, Participants and Beneficiaries...........III-1
         3.2      Compliance with Laws...................................................III-1
         3.3      Withholding; Payroll Taxes.............................................III-1
         3.4      Plan Amendment, Termination and Suspension.............................III-1
         3.5      Effective Date of the Plan.............................................III-1
         3.6      Governing Law..........................................................III-1
         3.7      Captions...............................................................III-2
         3.8      Terms..................................................................III-2
         3.9      Non-Exclusivity of Plan................................................III-2

                          AMERICAN STATES WATER COMPANY
                              ANNUAL INCENTIVE PLAN

I.      THE PLAN

        1.1 Purpose: The purpose of this Plan is to promote the success of the Company by contributing to a team culture, focusing attention on increasing shareholder value, and creating an incentive program that will support future growth.

        1.2 Definitions: For purposes of this Plan, the following terms shall have the meanings indicated below:

               (a) "Actual Return on Rate Base" shall mean the Company's actual annual rate of return on net assets included in the Company's rate filings, determined on a consolidated basis.

               (b) "Authorized Return on Rate Base" shall mean the composite annual rate of return on equity authorized for the Company during the Plan Year by the California Public Utilities Commission. The Authorized Rate of Return shall be calculated by the Company in accordance with the rules and/or examples approved by the Committee, and will be reviewed by the Company's external auditors.

               (c) "Award" shall mean an award of a specified amount of cash or restricted stock to a Participant under the Plan.

               (d) "Base Compensation" shall mean the salary and hourly wages, exclusive of overtime and bonuses, paid to an Eligible Employee during the calendar year proceeding the Determination Date.

               (e)   "Board" shall mean the Board of Directors of the Company.

               (f) "Change in Control Event": Shall have the meaning given such term in the Company's 2000 Stock Incentive Plan.

               (g) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

               (h) "Committee" shall mean the Compensation Committee of the Board of Directors.

               (i)   "Company" shall mean American States Water Company.

               (j) "Consolidated Total Operating Revenues" shall be as set forth in the Company's audited consolidated financial statements.

               (k)   "Determination Date" shall mean the last day of each Plan
                     Year.

               (l) "Eligible Employee" shall mean an employee of the Company, or a Subsidiary, designated by the Committee at the beginning of a Plan Year as eligible to receive an Award under this Plan.

               (m) "Employer" shall mean the Company, or a Subsidiary of the Company which directly employs an Eligible Employee.

               (n) "Financial Performance" shall mean the Company's Actual Return on Rate Base as a percentage of its Authorized Return on Rate Base, determined on a consolidated basis.

               (o) "Individual Adjustment" shall be the adjustment determined in accordance with section 2.1(a)(iv) of this document.

               (p) "Increase in Total Operating Revenues from Acquisition" shall mean the projected increase in Consolidated Total Operating Revenues from the Company's acquisition of another firm during the Plan Year.

               (q) "Maintenance Adjustment" shall be calculated in accordance with section 2.1(a)(ii) of this document.

               (r) "Participant" shall mean an Eligible Employee whose last performance appraisal was satisfactory.

               (s) "Personal Representative" shall mean the person or persons who, upon the Total Disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Participant.

               (t)   "Plan" shall mean this Annual Incentive Plan.

               (u)   "Plan Year" shall mean the calendar year.

               (v) "Restricted Stock" shall mean shares of the common stock of the Company that are non-transferable and subject to forfeiture upon termination of employment within a specified period of time following the date of grant.

               (w) "Strategic Adjustment" shall be a factor based on Company performance. At the beginning of each plan year the Committee will establish performance criteria reflecting progress towards the Company's strategic goals. The Committee will, at that time, also establish the amount of the adjustment (no more than 50% in total) to be made to Awards otherwise payable under the Plan based on the achievement of these criteria.

               (x) "Subsidiary" shall mean any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

               (y) "Target Award" shall mean the amount equal to a Participant's Base Compensation multiplied by a percentage determined at the beginning of each Plan Year by the Committee. For 2002, the target award for managers is 12.5% equally weighted between the Company's financial performance and the manager's individual performance. For 2002, 2003 and 2004, the target award for the Chief Executive Officer is 24%, 18% and 12%, respectively and the target award for Vice Presidents in 2002, 2003 and 2004 is 20%, 15% and 10%, respectively.

        1.3    Administration and Authorization; Power and Procedure:

               (a) Committee: This Plan shall be administered by, and all granting of Awards to Eligible Employees shall be authorized by, the Committee. Action with respect to the administration of this Plan shall be the sole and absolute discretion and responsibility of the Committee.

               (b) Plan Awards; Interpretation; Powers of Committee: Subject to the express provisions of this Plan, the Committee shall have the sole and absolute authority:

                    (i) to determine which employees are eligible to participate in the Plan for a Plan Year;

                    (ii) to determine the amount of the Award payable to each Participant for a Plan Year;

                    (iii) to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

                    (iv) to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

               (c) Binding Determinations: The Committee shall have full discretion to construe and interpret the terms and provisions of the Plan, which interpretation or construction shall be final and binding on all parties, including but not limited to the Company, any Subsidiary and any Participants or Beneficiaries. Any action taken by, or inaction of, the Company, or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Committee, or officer of the Company, shall be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself.

               (d) Reliance on Experts: In making any determination or in taking or not taking any action under this Plan, the Committee may obtain and may rely upon the advice of experts, including professional advisors to the Company.

               (e) Delegation: The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or a Subsidiary.

               (f) Absence of Liability; Indemnity: No member of the Committee, director, officer or agent of the Company shall be liable for any action or determination taken, made or omitted in good faith. To the extent permitted under applicable state law, the Company shall indemnify and hold harmless the members of the Committee and any delegate against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct.

        1.4 Payment/Grant of Awards: Subject to the express provisions of this Plan, the Committee shall determine the amount of each Award.

        1.5 Non-Transferability: Neither a Participant nor any other person shall have the right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt of the amounts, if any, payable hereunder, or any part thereof, part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

        1.6    Beneficiary Designation:

               (a) "Beneficiary" or "Beneficiaries" shall mean the person or persons, including a trustee, Personal Representative or other fiduciary, last designated in writing by a Participant in accordance with procedures established by the Committee to receive the benefits, if any, specified hereunder in the event of the Participant's death. No beneficiary designation shall become effective until it is filed with the Committee, and no Beneficiary designation of someone other than the Participant's spouse shall be effective unless such designation is consented to by the Participant's spouse on a form provided by and in accordance with procedures established by the Committee. If there is no valid Beneficiary designation in effect, or if there is no surviving designated Beneficiary, then the Participant's surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant's estate (which shall include either the Participant's probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Participant's estate duly appointed and acting in that capacity within 90 days after the Participant's death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed but not to exceed 180 days after the Participant's death), then Beneficiary shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the benefits specified hereunder. In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead be paid (a) to that person's living parent(s) to act as custodian, (b) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (c) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers of Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor.

               (b) Effect of Payment: The payment to the Beneficiary or deemed Beneficiary, in accordance with the provisions of this Plan, shall completely discharge all obligations under this Plan of the Committee, the Company and any Subsidiary.

II.     AWARDS

        2.1    Award Determination:

               (a)   Performance Evaluation:

                    (i) Financial Performance: Performance shall first be evaluated based on the Company's Actual Return on Rate Base, determined on a consolidated basis, as a percentage of its Authorized Return on Rate Base as determined by the California Public Utilities Commission. In 2001, the following schedule shall apply:

                         Actual/Authorized Return          Financial Performance Percentage
                         ------------------------          --------------------------------
                                Greater than 120%               At Committee's Discretion
                                       120%                                120%
                                       115%                                115%
                                       110%                                110%
                                       105%                                105%
                                  Equal to 100%                            100%

                         Note: Percentages will be interpolated for performance between levels.

                    (ii) Maintenance Adjustment: If the Company's maintenance costs are significantly less than estimated for rate base purposes (more than .5% of the Authorized Return on Rate Base), the Actual Return on Rate Base will be adjusted downwards by the amount of the shortfall.

                    (iii) Strategic Adjustment: For Executives (Vice Presidents
                          and above), the Company's Financial Performance shall be adjusted (up or down) based on factors including the achievement of strategic goals such as acquisitions of other firms. The maximum adjustment for strategic performance in one year shall be capped at 50%. In 2001, the following schedule shall apply:

                          Increase in Total Operating Revenues
                                      from Acquisition            Strategic Adjustment
                          ------------------------------------    --------------------
                                     Less than 10%                          0%
                                          10%                              10%
                                          13%                              12%
                                          16%                              14%
                                          19%                              16%
                                          22%                              18%
                                          25%                              20%
                                          28%                              22%
                                          31%                              24%
                                    Greater than 33%                       25%

                    (iv) Individual Adjustment: For Managers, the individual award consists of two equal parts - a Financial Performance component and an Individual Performance component. The Individual Performance component shall be based on the accomplishment of goals that are established by the Employer at the beginning of each Plan Year. The degree to which goals are accomplished could impact one-half of the Award for managers from 0% to 100%.

               (b) Determination of Individual Awards: For Executives, the Award to be paid to any Participant will be equal to (i) the Participant's base salary times (i) the applicable Target Award times (ii) the Financial Performance adjustment factor times (iii) the Strategic Adjustment factor. For Managers, the Award to be paid to any Participant is determined in two parts. One-half of the Award will be equal to (i) the Participant's bases salary times (ii) the Financial Performance Adjustment factor times (iii) 50% of the applicable Target Award; and one-half of the Award will be equal to (i) the Participant's base salary times (ii) the Individual Adjustment factor times (iii) 50% of the applicable Target Award.

               (c) Participant's Award: A Participant's Award shall be pro-rated in the event he/she participates in the Plan for less than the full year, moves into a position covered under a different schedule of awards, and/or moves into or from a position not currently included under this Plan. The pro-rated amount will be calculated by multiplying the Award otherwise payable to the Participant for the entire year by a fraction, the numerator of which is the number months completed by the Participant during the Plan Year , and the denominator of which is 12.

        2.2 Vesting: There is no vested right to receive an Award and no Award is earned until paid. A Participant who terminates employment for any reason before the payment of the Awards shall forfeit any unpaid Awards, except in the cases of death or disability.

        2.3 Award Payment: Awards will be paid by the Employer following the completion of the audit of the financials, normally within 75 days of the end of the fiscal year. Payment shall be provided in cash and/or Restricted Stock. All payments less than 20% of Base Compensation shall be paid cash. Payments above 20% of Base Compensation may be paid, at the discretion of the Committee, in Restricted Stock issued in accordance with the provisions of the American States Water Company Long-Term Incentive Plan (the "Long-Term Incentive Plan"). The number of shares of Restricted Stock (if any) to be issued shall equal the difference between the amount of the Award and the amount paid in cash divided by the Fair Market Value (as defined in the Long-Term Incentive
               Plan) of a share of the Company common stock determined as of the Determination Date. Unless the Committee otherwise provides, the rights of a Participant with respect to Restricted Stock issued hereunder shall vest, and the applicable restrictions shall lapse, in a series of three successive equal annual installments commencing on the first anniversary of the Determination Date.

        2.4 Acceleration of Awards upon Change in Control: Notwithstanding the foregoing, unless prior to a Change in Control Event the Committee determines that, upon its occurrence, benefits under any or all Awards shall not be accelerated or determines that only certain or limited benefits under any or all Awards shall be accelerated and the extent to which they shall be accelerated, then upon the occurrence of a Change in Control Event, the Awards shall be vested and the Participant shall be entitled to the payment thereof within 75 days after the Change in Control Event. The Award to be paid to any Participant will be equal to (i) the Financial Performance for the 12 month period preceding the Change in Control Event times (ii) one hundred percent (100%) plus the Strategic Adjustment or Individual Adjustment, whichever is applicable, for the 12 month period preceding the Change in Control Event, times the Target Award times (iii) a fraction, the numerator of which is the number of months completed by the Participant during the Plan Year, and the denominator of which is
               12. Any discretion with respect to these events shall be limited to the extent required by applicable accounting requirements in the case of a transaction intended to be accounted for as a pooling of interests transaction. The Committee may override the limitations on acceleration and may accord any Participant the right to refuse any acceleration in such circumstances as the Committee may approve.

III.    OTHER PROVISIONS

        3.1    Rights of Eligible Employees, Participants and Beneficiaries:

               (a) Employment Status: Status as an Eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to an Eligible Employee or to Eligible Employees generally.

               (b) No Employment Contract: Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Eligible Employee or Participant any right to continue in the employ or other service of the Company, or any Subsidiary, or constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Company, or any Subsidiary, to change such person's compensation or other benefits or to terminate the employment of such person, with or without cause, but nothing contained in this Plan or any document related hereto shall adversely affect any independent contractual right of such person without his or her consent thereto.

        3.2 Compliance with Laws: This Plan, the granting and vesting of Awards under this Plan and the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all, applicable federal and state laws, rules and regulations and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.

        3.3 Withholding; Payroll Taxes: The Employer shall withhold from payments made hereunder any taxes required to be withheld from such payments under federal, state or local law.

        3.4    Plan Amendment, Termination and Suspension:

               (a) Board Authorization: The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. Any Restricted Stock outstanding at that time will be governed by the terms of the American States Water Company Long-Term Incentive Plan.

        3.5 Effective Date of the Plan: This Plan shall be effective as of January 1, 1999.

        3.6    Governing Law: Severability

               (a) Choice of Law: This Plan shall be governed by, and construed in accordance with the laws of the State of California applicable to contracts made and performed within such State, except as such laws may be preempted by the


                                     III-1
                    laws of the United States of America, which laws shall then govern its effect and its construction to the extent they preempt California law.

               (b) Severability: If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

        3.7 Captions: Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

        3.8 Terms: Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

        3.9 Non-Exclusivity of Plan: Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation.



EXECUTED this 29th day of April 2002.



        AMERICAN STATES WATER COMPANY

        By:
            -------------------------------------

        Title:
               ----------------------------------


                                     III-2